Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-170693, No. 333-180787, No. 333-204082, No. 333-258999, No. 333-263307 and No. 333-272918) of JinkoSolar Holding Co., Ltd. of our report dated April 29, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/PricewaterhouseCoopers Zhong Tian LLP
Shanghai, the People’s Republic of China
April 29, 2026